EXHIBIT 16.1

                           SPEAR, SAFER, HARMON & CO.
                            PROFESSIONAL ASSOCIATION
                          CERTIFIED PUBLIC ACCOUNTANTS
                        8350 N.W. 52ND TERRACE, SUITE 301
                              MIAMI, FLORIDA 33166
                                 1-800-776-1099
                               TEL: (305) 591-8850
                               FAX: (305) 593-9883
April 28, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Andean Development Corp.
         File Ref. No. 33-90696

Dear Sirs/Mesdames:

We were previously the principal accountants for Andean Development Corp. and we reported on the consolidated financial statements of Andean Development Corp. and Subsidiaries as of the period since December 31, 1995. As of this date, we were not engaged as the principal accountants for Andean Development Corp. We have read Andean Development Corp.'s statements under Item 4 of its Form 8-K/A dated April 28, 2004 and we agree with such statements.

  For  the  most  recent fiscal year of 2002 and any subsequent interim  period, there has been no disagreement between Andean Development Corp. and Spear, Safer, Harmon & Co on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Spear, Safer, Harmon & Co would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Very truly yours,

SPEAR, SAFER, HARMON & CO.